As filed with the Securities and Exchange Commission on August 5,
2005.  Registration No. 333-18873.


                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
-----------------------------------------------------------------------
                   Post-Effective Amendment No. 4 to
                               FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                 1933
-----------------------------------------------------------------------
                     FLORIDA ROCK INDUSTRIES, INC.

FLORIDA                                           59-0573002
(State  or  other  jurisdiction                   (I.R.S. Employer
of incorporation or organization)                 Identification No.)

155 East 21st Street
Jacksonville, Florida                             32206
(Address  of principal executive offices)         (Zip code)
-----------------------------------------------------------------------

                     FLORIDA ROCK INDUSTRIES, INC.
                  1997 DIRECTORS' STOCK PURCHASE PLAN
                       (Full title of the plan)
-----------------------------------------------------------------------

                          John D. Milton, Jr.
    Executive Vice President, Treasurer and Chief Financial Officer
                         155 East 21st Street
                      Jacksonville, Florida 32206
                (Name and address of agent for service)
                             904-355-1781
                (Telephone number, including area code,
                         of agent for service)
  -------------------------------------------------------------------
                              Copies to:
                          Daniel B. Nunn, Jr.
                           McGuireWoods LLP
                         50 North Laura Street
                              Suite 3300
                      Jacksonville, Florida 32202
----------------------------------------------------------------------

                    CALCULATION OF REGISTRATION FEE

-------------- -------------- -------------- ------------ ------------
Title of       Amount to be   Proposed       Proposed     Amount of
Securities     registered     maximum        aggregate    registration
to be                         offering price offering     fee
registered                    per unit       price
-------------- -------------- -------------- ------------ ------------

Common Stock (1)
($.10 par value)  56,250  (2)     N/A   (3)    N/A(3)          N/A(3)

============== ============== ============== ============= ===========

     1. The Registrant previously registered 112,500 shares of common stock issuable under the 1997 Directors' Stock Purchase Plan (the "Plan"). The Registrant hereby registers an additional 56,250 shares of its common stock to reflect a three-for-two stock dividend declared on May 4, 2005, payable on July 1, 2005 to shareholders of record on June 15, 2005. This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

     2. This registration statement shall also cover any additional shares of common stock, par value $.10 per share, which become issuable under the Plan by reason of a stock split, stock dividend, capitalization or any other similar transaction.

     3. The Registrant previously paid the registration fee in connection with the registration of 50,000 shares of its common stock on December 27, 1996 at the time of filing of the Registrant's Registration Statement on Form S-8 (File No. 333-18873). No additional fee is required to be paid in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

     As permitted under General Instruction E to Form S-8, this Post-Effective Amendment No. 4 to the registration statement on Form S-8 (the "Registration Statement") incorporates by reference the contents and information set forth in the Registration Statement No. 333-18873 on Form S-8 filed with the Securities and Exchange Commission on
December 27, 1996, the Post-Effective Amendment No. 1 to the Registration Statement No. 333-18873 filed with the Securities and Exchange Commission on August 24, 2001, the Post-Effective Amendment No. 2 to the Registration Statement No. 333-18873 filed with the Securities and Exchange Commission on January 23, 2004, and the Post-Effective Amendment No. 3 to the Registration Statement No. 333-18873 filed with the Securities and Exchange Commission on March 17, 2004, pursuant to which Florida Rock Industries, Inc. (the "Company") registered 112,500 shares of the Company's common stock, $0.10 par value (the "Common Stock"), under the 1997 Directors' Stock Purchase Plan and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 6, 2004.

     Pursuant to Rule 416(b) of Regulation C of the Securities and Exchange Commission, the sole purpose of this Post-Effective Amendment No. 4 to the Registrant's Registration Statement is to reflect the three-for-two split in the form of a dividend (the "Split") of the Registrant's Common Stock effected on July 1, 2005. As a result of the Split, the total number of shares of Common Stock registered pursuant to the Registration Statement has increased from 112,500 shares to 168,750 shares.

Item 8.   Exhibits.

     Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that previously have been filed with the Securities and Exchange Commission and that are designated by reference to their exhibit number in prior filings are incorporated by reference and made a part of this Registration Statement.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 5th day of August, 2005.

                     FLORIDA ROCK INDUSTRIES, INC.
                             (Registrant)

                         By:  /s/ John D. Milton, Jr.
      ----------------------------------------------------------
                         John D. Milton, Jr.,
    Executive Vice President, Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2005.

Signature             Title            Signature                Title


Edward L. Baker       Director         Luke E.  Fichthorn,  III Director

/s/  John D. Milton, Jr.               /s/ John D.  Milton, Jr.
-------------------------------       ----------------------------------
By: John D. Milton, Jr.,               By: John  D. Milton, Jr.,
Attorney-in-Fact                       Attorney-in-fact



John D. Baker II   Director, President
                   and Chief Executive
                   Officer (Principal
                   Executive Officer)

/s/ John D. Milton, Jr.
---------------------------------	---------------------------------
By: John D. Milton, Jr.,                John A. Delaney       Director
Attorney-in-fact

Thompson S. Baker, II   Director, Vice  J.  Dix  Druce      Director
                        President

/s/  John D. Milton, Jr.                /s/ John D.  Milton, Jr.
-------------------------------------   ----------------------------------
By: John D. Milton, Jr.,                By: John  D. Milton, Jr.,
Attorney-in-Fact                        Attorney-in-fact



Wallace A. Patzke, Jr.  Vice President, A.R. Carpenter          Director
                        Controller, and
                        Chief Accounting
                        Officer (Principal
                        Accounting Officer)

/s/  John D. Milton, Jr.                  /s/ John D.  Milton, Jr.
--------------------------------------   ---------------------------------
By: John D. Milton, Jr.,                 By: John D. Milton, Jr.,
Attorney-in-Fact                         Attorney-in-fact


/s/ John D. Milton, Jr.
--------------------------------------    --------------------------------
John D. Milton, Jr.   Executive Vice      William P. Foley III     Director
                      President,
                      Treasurer and Chief
                      Financial Officer
                      (Principal Financial
                      Officer) and Director


/s/ Francis X. Knott
--------------------------------------   ----------------------------------
Francis  X.  Knott       Director         William  H.  Walton  III Director

     Pursuant to the requirements of the Securities Act of 1933, the Directors' Stock Purchase Plan Committee, which is the Florida Rock
Industries, Inc. Compensation Committee, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on August 5, 2005.

                   The Florida Rock Industries, Inc.
                        Compensation Committee

                         /s/ Francis X. Knott

                         Name:  Francis X. Knott
                         Title: Chairman


                             EXHIBIT INDEX

3.1(a) Restated Articles of Incorporation (incorporated by reference from Exhibit 3(a) to the Company's Form 10-Q for the quarter ended December 31, 1986).

3.1(b) Amendment to Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the fiscal year ended September 30, 1993).

3.1(c) Amendment to Restated Articles of Incorporation (incorporated by reference from an appendix to the Company's Proxy Statement dated December 15, 1994).

3.1(d) Amendment to the Articles of Incorporation (incorporated by reference from an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1998).

3.1(e) Amendment to the Articles of Incorporation (incorporated by reference from Exhibit 4 of the Company's Form 8-K dated May 5,
       1999).

3.2(a) Restated  Bylaws  (incorporated by  reference  from  Exhibit
       3(ii)(a)  to the Company's Form 10-K for the year ended  September
       30, 1993).

3.2(b) Amendment  to  Restated  Bylaws  adopted  October  5,  1994
       (incorporated by reference from Exhibit 3(ii)(b) to the Company's Form 10-K for the year ended September 30, 1994).

3.2(c) Amendment  to  Restated  Bylaws  adopted  February  4,  1998
       (incorporated by reference from Exhibit 3(b)(3) to the Company's Form 10-Q for the quarter ended March 31, 1998).

3.2(d) Amendment  to  the Bylaws of Florida Rock  Industries,  Inc.
       adopted December 5, 2001 (incorporated by reference to an exhibit previously filed with Form 10-Q for the quarter ended December 31,
       2001).

3.2(e) Amendment to Bylaws of Florida Rock Industries, Inc. adopted
       May 5, 2004 (incorporated by reference to an exhibit previously filed with Form 10-Q for the quarter ended June 30, 2004).

4.1 Rights Agreements dated as of May 5, 1999, between the Company and First Union National Bank (incorporated by reference from Exhibit 4 to the Company's Form 8-K dated May 5, 1999).

4.2 Florida Rock Industries, Inc. 1997 Directors' Stock Purchase Plan (incorporated by reference from Exhibit 99.1 to the Registrant's Post-Effective Amendment No. 1 to Form S-8 filed on August 24, 2001, Registration Statement No. 333-18873).

23.1 Consent of Deloitte & Touche LLP, independent public accountants.

23.2 Consent of Counsel (included in Opinion attached as Exhibit 5).

24.1 Special Power of Attorney (incorporated by reference to Exhibit 24 to the Registrant's Post-Effective Amendment No. 2 on Form S-8 filed on January 23, 2004, Registration Statement No. 333-18873).